FIRST AMENDMENT TO EXCLUSIVE TECHNOLOGY LICENSE AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) effective as of August 12, 2015, hereby amends the EXCLUSIVE TECHNOLOGY LICENSE AGREEMENT (the “Agreement”) dated the 14th day of August 2014, by and between Qualipride International, a Chinese company, Zibo Inchscape, a Chinese company, Mr. Dong Yuejin, and Mr. Guo Yuxiao (collectively and hereinafter referred to as “Licensor”), and Stevia First, Corp.,  (“Licensee”)  a  Nevada corporation with principal executive offices located at 5225 Carlson Road, Yuba City, CA 95993.

WHEREAS, Licensor and Licensee entered into the Agreement; and

WHEREAS, Licensor and Licensee wish to amend the terms of the Agreement.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

1.Section 10 of the Agreement is hereby replaced in its entirety by the following:

If Licensee fails to obtain financing of greater than $2.55 million by August 14, 2016, then the license granted by Licensor to Licensee pursuant to Article 2 shall revert to Licensor.

2.All capitalized terms not defined herein have the same meaning as in the Agreement.

3.Any and all provisions of the Agreement not expressly modified herby shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

/s/ Robert Brooke Robert Brooke CEO	/s/ Reg Dong
Stevia First Corp. By: /s/ Robert Brooke Name: Robert Brooke Title: CEO	Qualipride International By: /s/ Reg Dong Name: Reg Dong Title: President